Exhibit 10.1

TERMINATION OF BUSINESS COMBINATION AGREEMENT

Termination of Business Combination Agreement, dated as of August 23, 2023 (this “Termination”), between Spree Acquisition Corp. 1 Limited, an exempted company with limited liability incorporated in the Cayman Islands (“Spree”), and WHC Worldwide, LLC, a Missouri limited liability company doing business as zTrip® (the “Company”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the BCA (as defined below). Spree and the Company are collectively referred to as the “Parties” and each as a “Party”.

WHEREAS, Spree and the Company are parties to that certain Business Combination Agreement, dated as of October 29, 2022, as amended by Amendment No. 1 thereto on January 25, 2023 (as amended, the “BCA”); and

WHEREAS, pursuant to Section 7.1(a) of the BCA, the Parties wish to mutually terminate the BCA in accordance with the provisions thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	The BCA is hereby terminated, effective immediately, pursuant to Section 7.1(a) of the BCA.
2.	The effect of the termination of the BCA shall be as set forth in Section 7.2 of the BCA.
3.	The Parties shall issue a press release relating to this Termination in the form of Exhibit A hereto and Spree shall file the Form 8-K in the form of Exhibit B hereto.
4.	Spree, for itself, and on behalf of its Affiliates, and each of their respective Affiliates, shareholders, equityholders, partners, joint venturers, lenders, administrators, representatives, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge the Company and its Affiliates and each of their respective present and former direct and indirect shareholders, equityholders, directors, officers, employees, predecessors, partners, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the BCA, the Ancillary Documents and the transactions contemplated by the BCA (the “Spree Released Claims”).

5.	The Company, for itself, and on behalf of its Affiliates, and each of their respective Affiliates, shareholders, equityholders, partners, joint venturers, lenders, administrators, representatives, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge Spree and its Affiliates, including Spree Sponsor, and each of their respective present and former direct and indirect shareholders, equityholders, directors, officers, employees, predecessors, partners, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the BCA, the Ancillary Documents and the transactions contemplated by the BCA (the “Company Released Claims,” and together with the Spree Released Claims, the “Released Claims”).
6.	Notwithstanding anything contained in this Termination to the contrary, it is the express intention of the Parties that the Released Claims released pursuant to Sections 4 and 5 of this Termination do not include claims, if any, based upon a breach of this Termination or a breach of the Confidentiality Agreement.
7.	The Parties hereby acknowledge and agree that each Party continues to be bound by the Confidentiality Agreement, and that all information obtained pursuant to the BCA and the transactions contemplated by the BCA shall be kept confidential in accordance with the Confidentiality Agreement.
8.	The provisions of Sections 8.3 (Amendment), 8.4 (Notices), 8.5 (Governing Law), 8.6 (Fees and Expenses), 8.7 (Construction; Interpretation), 8.9 (Parties in Interest), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), Section 8.16 (Submission to Jurisdiction) and Section 8.18 (Trust Account Waiver) are incorporated herein by reference and shall apply to the terms and provisions of this Termination and the Parties, mutatis mutandis

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have executed this Termination as of the date written above.

SPREE ACQUISITION CORP. 1 LIMITED

By	/s/ Steven Greenfield
Name:	Steven Greenfield
Title:	Chairman of the Board

WHC WORLDWIDE, LLC

By	/s/ William M. George
Name:	William M. George
Title:	Chief Executive Officer

Exhibit A

Press Release

See attached.

Exhibit B

Form 8-K

See attached.

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